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                                                                  Exhibit (h)(2)

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                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     BETWEEN

                          DOW TARGET VARIABLE FUND LLC

                                       AND

                          AMERICAN DATA SERVICES, INC.

















                          [AMERICAN DATA SERVICES LOGO]

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
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                                      INDEX
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
1.  TERMS OF APPOINTMENT; DUTIES OF ADS..................................................................4

2.  FEES AND EXPENSES....................................................................................5

3.  REPRESENTATIONS AND WARRANTIES OF ADS................................................................6

4.  REPRESENTATIONS AND WARRANTIES OF THE FUND...........................................................6

5.  INDEMNIFICATION......................................................................................7

6.  COVENANTS OF THE FUND AND ADS........................................................................8

7.  TERMINATION OF AGREEMENT.............................................................................9

8.  ASSIGNMENT...........................................................................................9

9.  AMENDMENT...........................................................................................10

10.  NEW YORK LAWS TO APPLY.............................................................................10

11.  MERGER OF AGREEMENT................................................................................10

12.  NOTICES............................................................................................10

FEE SCHEDULE............................................................................................12

(A) ACCOUNT MAINTENANCE CHARGE:.........................................................................12
    FEE INCREASES.......................................................................................12
(B) EXPENSES:...........................................................................................12
(C) SPECIAL REPORTS:....................................................................................12
(D) SERVICE DEPOSIT:....................................................................................13

SCHEDULE A..............................................................................................14



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                      TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made the 12th day of October, 1998, by and between Dow Target Variable Fund LLC, an Ohio limited liability company having its principal office and place of business at One Financial Way, Montgomery, Ohio 45242 (the "Fund"), and American Data Services, Inc., a New York corporation having its principal office and place of business at 150 Motor Parkway, Hauppauge, New York 11788 ("ADS").

         WHEREAS, the Fund desires to appoint ADS as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and ADS desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


1. TERMS OF APPOINTMENT; DUTIES OF ADS

         1.01 Subject to the terms and conditions set forth in this agreement, the Fund hereby employs and appoints ADS to act, and ADS agrees to act, as its transfer agent for the Fund's membership interests ("Interests"), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plans provided to the owners of the Fund ("Owners") set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund.

         1.02 ADS agrees that it will perform the following services:

              (a) In accordance with procedures established from time to time by agreement between the Fund and ADS, ADS shall:

I. Receive for acceptance, orders for the purchase of Interests, and promptly deliver payment and appropriate documentation therefore to the Custodian of the Fund authorized by the Board of Managers of the Fund (the "Custodian");

II. Pursuant to purchase orders, issue the appropriate number of Interests and hold such Interests in the appropriate Owners account;

III. Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation therefore to the Custodian;

IV. At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Owners;


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V.    Effect transfers of Interests by the Owners thereof upon receipt of appropriate instructions;

VI. Prepare and transmit payments for dividends and distributions declared by the Fund;

VII. Maintain records of account for and advise the Fund and its Owners as to the foregoing; and

VIII. Record the issuance of Interests of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Interests of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. ADS shall also provide the Fund on a regular basis with the total number of Interests which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Interests, to monitor the issuance of such Interests or to take cognizance of any laws relating to the issue or sale of such Interests, which functions shall be the sole responsibility of the Fund.

          (b) In addition to and not in lieu of the services set forth in the above paragraph (a), ADS shall:

i) Perform all of the customary services of a transfer agent, dividend disbursing agent, including but not limited to: maintaining all Owners accounts, preparing Owners meeting lists, mailing proxies, receiving and tabulating proxies, mailing Owners reports and prospectuses to current Owners, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Owners, preparing and mailing confirmation forms and statements of account to Owners for all purchases and redemptions of Interests and other confirmable transactions in Owners accounts, preparing and mailing activity statements for Owners, and providing Owners services including but not limited to telephonic transactions, written transactions and information related to Owners accounts; and (ii) provide a system and reports which will enable the Fund to monitor the total number of Interests sold in each State.

         Procedures applicable to certain of these services may be established from time to time by agreement between the Fund and ADS.


2. FEES AND EXPENSES

         2.01 For performance by ADS pursuant to this Agreement, the Fund agrees to pay ADS an annual maintenance fee for each Owners account and transaction fees for each portfolio or class of Interests serviced under this Agreement (See Schedule A) as set out in the fee schedule attached hereto. Such fees and out-of pocket expenses and advances



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identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Fund and ADS.

         2.02 In addition to the fee paid under Section 2.01 above, the Fund agrees to reimburse ADS for out-of-pocket expenses or advances incurred by ADS for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by ADS at the request or with the consent of the Fund, will be reimbursed by the Fund.

         2.03 The Fund agrees to pay all fees and reimbursable expenses, including postage for mailing of dividends, proxies, Fund reports and other mailings to all Owners accounts.


3. REPRESENTATIONS AND WARRANTIES OF ADS

ADS represents and warrants to the Fund that:

         3.01 It is a corporation duly organized and existing and in good standing under the laws of the State of New York.

         3.02 It is duly qualified to carry on its business in the State of New York.

         3.03 It is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

         3.04 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

         3.05 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

         3.06 ADS is duly registered as a transfer agent under the Securities Act of 1934 and shall continue to be registered throughout the remainder of this Agreement.


4. REPRESENTATIONS AND WARRANTIES OF THE FUND

The Fund represents and warrants to ADS that;

         4.01 It is a limited liability company duly organized and existing and in good standing under the laws of the State of Ohio.

         4.02 It is empowered under applicable laws and by its Articles of Organization and Operating Agreement to enter into and perform this Agreement.



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         4.03 All company proceedings required by said Articles of Organization and Operating Agreement have been taken to authorize it to enter into and perform this Agreement.

         4.04 It is an open-end and non-diversified management investment company registered under the Investment Company Act of 1940.

         4.05 A registration statement under the Securities Act of 1933 shall be effective and will remain effective, and appropriate state securities law filings as required, have been or will be made and will continue to be made, with respect to all Interests of the Fund being offered for sale.


5. INDEMNIFICATION

         5.01 ADS shall not be responsible for, and the Fund shall indemnify and hold ADS harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

(a) All actions of ADS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

(b) The Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's lack good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Fund hereunder.

(c) The reliance on or use by ADS or its agents or subcontractors of information, records and documents which (i) are received by ADS or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.

(d) The reliance on, or the carrying out by ADS or its agents or subcontractors of any instructions or requests of the Fund.

(e) The offer or sale of Interests in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Interests be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Interests in such state.

         5.02 ADS shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by ADS as a result of ADS's lack of good faith, negligence or willful misconduct.



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         5.03 At any time ADS may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by ADS under this Agreement, and ADS and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. ADS, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided ADS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. ADS, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

         5.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God or strikes reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

         5.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

         5.06 In order that the indemnification provisions contained in this
Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.


6. COVENANTS OF THE FUND AND ADS

         6.01 The Fund shall promptly furnish to ADS a certified copy of the resolution of the Board of Managers of the Fund authorizing the appointment of ADS and the execution and delivery of this Agreement.



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         6.02 ADS hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

         6.03 ADS shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, ADS agrees that all such records prepared or maintained by ADS relating to the services to be performed by ADS hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

         6.04 ADS and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

         6.05 In case of any requests or demands for the inspection of the Owners records of the Fund, ADS will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. ADS reserves the right, however, to exhibit the Owners records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Owners records to such person, and shall promptly notify the Fund of any unusual request to inspect or copy the Owners records of the Fund or the receipt of any other unusual request to inspect, copy or produce the records of the Fund.


7. TERMINATION OF AGREEMENT

         7.01 This Agreement shall become effective as to each of the Fund's Portfolios as of the day that portfolio shall first be funded and the fees hereunder are guaranteed until December 31, 2001, provided however, that both parties to this Agreement have the option to terminate the Agreement, without penalty, upon ninety (90) days prior written notice or as otherwise required by applicable law.

         7.02 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, ADS reserves the right to charge for any other reasonable expenses associated with such termination.


8. ASSIGNMENT


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         8.01 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

         8.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.



9. AMENDMENT

         9.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Managers of the Fund.

10. NEW YORK LAWS TO APPLY

         10.01 The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

11. MERGER OF AGREEMENT

         11.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.



12. NOTICES.

         All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Fund:                                        To ADS:
Dennis R, Taney                                     Michael Miola
Treasurer                                           President
Dow Target Variable Fund LLC                        American Data Services, Inc.
One Financial Way.                                  150 Motor Parkway, Ste. 109
Cincinnati, Ohio  45242                             Hauppauge, New York 11788



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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


DOW TARGET VARIABLE FUND LLC             AMERICAN DATA SERVICES, INC.

By:_________________________             By:________________________
   John J. Palmer, President                Michael Miola, President





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                                  FEE SCHEDULE

         For the services rendered by ADS in its capacity as transfer agent, the Fund shall pay ADS, within ten (10) days after receipt of an invoice from ADS for its services rendered, a fee, calculated as a combination of account maintenance charges and transaction charges as follows:

(a) ACCOUNT MAINTENANCE CHARGE:

The annual account maintenance charge for all portfolios serviced by ADS for the Fund will be $__________________. This amount will be prorated on a monthly basis to each portfolio serviced.

                                  FEE INCREASES

The fees enumerated above will be guaranteed for a period of three years from the date of this Agreement.



(b) EXPENSES:

         The Fund shall reimburse ADS for any out-of-pocket expenses, exclusive of salaries, advanced by ADS in connection with but not limited to the costs for printing fund documents, (i.e. printing of confirmation forms, Owners statements, redemption/dividend checks, envelopes, financial statements, proxy statement, fund prospectus, etc.) proxy solicitation and mailing expenses, travel requested by the Fund, 800-line costs and fees, stationery and supplies (related to Fund records), record storage, postage (plus a $0.07 service charge for all mailings), telex and courier charges incurred in connection with the performance of its duties hereunder. ADS shall provide the Fund with a monthly invoice of such expenses and the Fund shall reimburse ADS within fifteen (15) days after receipt thereof.



(c) SPECIAL REPORTS:

         All reports and/or analyses requested by the Fund that are not included in the fee schedule, shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

                       Labor:
                         Senior staff - $150.00/hr.




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                         Junior staff - $ 75.00/hr.
                        Computer time - $ 45.00/hr.



(d) SERVICE DEPOSIT:

         The Fund will remit to ADS upon execution of this Agreement a service deposit of equal to one (1) month's Owners service fee. The service deposit computation will be based either on the total number of Owners accounts (open and closed) of each portfolio to be serviced or the minimum fee, whichever is greater, as of the execution date of this Agreement. The Fund will have the option to have the service deposit applied to the last month's service fee, or applied to any new contract between the Fund and ADS.






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                                   SCHEDULE A

                 PORTFOLIOS TO BE SERVICED UNDER THIS AGREEMENT:

                                January Portfolio
                               February Portfolio
                                 March Portfolio
                                 April Portfolio
                                  May Portfolio
                                 June Portfolio
                                 July Portfolio
                                August Portfolio
                               September Portfolio
                                October Portfolio
                               November Portfolio
                               December Portfolio




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